UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:

☒  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material under §240.14a–12

NORTH CENTRAL BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required
☐  Fee computed on table below per Exchange Act Rules 14a–6(i)(1) and 0–11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0–11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0–11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

March ___, 2010

Dear Shareholders:

You are cordially invited to attend the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of North Central Bancshares, Inc. (the “Company”), the holding company for First Federal Savings Bank of Iowa (the “Bank”), which will be held on April 23, 2010 at 10:00 a.m., Central Time, at Country Inn & Suites, located at 3259 5th Avenue South, Fort Dodge, Iowa.

The Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting.  In addition, management will report on the operations and activities of the Company and there will be an opportunity for you to ask questions about the Company’s business.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. On or about March ___, 2010, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2010 Proxy Statement and 2009 Annual Report and vote online or via telephone.  The Notice also explains how you may request to receive a paper copy of the 2010 Proxy Statement and 2009 Annual Report, as well as a paper proxy card.

Your Board of Directors unanimously recommends that you vote “FOR” the director nominees named and the other proposals included in the Proxy Statement.

Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares you own, your vote is important and we encourage you to vote promptly.  You may vote your shares via a toll-free telephone number, over the Internet, or on a paper proxy card if you request one. Instructions regarding the three methods of voting are contained on the Notice and proxy card.  Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend.

On behalf of the Board of Directors and all of the employees of the Company and the Bank, I wish to thank you for your continued support.

Sincerely,

/s/ David M. Bradley

David M. Bradley
Chairman of the Board, President and
Chief Executive Officer

North Central Bancshares, Inc.
825 Central Avenue
Fort Dodge, Iowa 50501
(515) 576-7531

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Friday, April 23, 2010
Time:	10:00 a.m., Central Time
Place:	Country Inn & Suites
3259 5th Avenue South
Fort Dodge, IA 50501

At our 2010 Annual Meeting, we will ask you to:

1.	Elect three candidates to serve as directors for a three-year period expiring at the 2013 Annual Meeting;

2.	Ratify the appointment of McGladrey & Pullen, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2010;

3.	Approve an amendment to the Bylaws of the Company to increase the size of the Board of Directors to eight Directors;

4.	Approve an advisory proposal on the Company’s executive pay policies and procedures; and

5.	Transact any other business as may properly come before the Annual Meeting.

You may vote at the Annual Meeting and at any adjournment or postponement thereof if you were a shareholder of the Company at the close of business on March __, 2010, the record date.

By Order of the Board of Directors,

/s/ Corinna R. King

Corinna R. King
Secretary

Fort Dodge, Iowa
March ___, 2010

You are cordially invited to attend the Annual Meeting.  It is important that your shares be represented regardless of the number of shares you own.  The Board of Directors urges you to vote your shares promptly.  You may vote your shares via a toll-free telephone number, over the Internet, or on a paper proxy card if you request one. Voting your shares via proxy will not prevent you from voting in person if you attend the Annual Meeting.  If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to attend and to vote personally at the Annual Meeting.  Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of the Company.

North Central Bancshares, Inc.
825 Central Avenue
Fort Dodge, Iowa 50501
(515) 576-7531

PROXY STATEMENT FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS

Information about this Proxy Statement

We have furnished to the shareholders of North Central Bancshares, Inc. (the “Company”) this Proxy Statement and voting instructions because the Board of Directors of the Company is soliciting your proxy to vote at the Annual Meeting.  You do not need to attend the Annual Meeting to vote your shares.  You may simply vote as described on the Notice of Internet Availability of Proxy Materials we mailed you and your votes will be cast for you at the Annual Meeting.  This process is also described below in the section entitled “Voting Rights.”

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 23, 2010:

On March __, 2010, we began mailing a Notice of Internet Availability of Proxy Materials to all shareholders entitled to vote which contains instructions on how to access our 2010 Proxy Statement and 2009 Annual Report and vote online or via telephone.  You may also request that a printed copy of the proxy materials be sent to you. You will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice.  The proxy materials are all available on the internet at the following websites: www.envisionreports.com/FFFD (for registered holders) and www.edocumentview.com/FFFD (for beneficial holders).  In accordance with Securities and Exchange Commission (“SEC”) rules, the materials on the foregoing website are searchable, readable and printable, and the website does not use “cookies”, track user moves or gather any personal information.

If you owned shares of the Company’s common stock at the close of business on March __, 2010, the record date, you are entitled to vote at the Annual Meeting.  On the record date, there were ___________ shares of common stock issued and outstanding.

Quorum

A quorum of shareholders is necessary to hold a valid meeting.  The presence, in person or by proxy, of at least a majority of the total number of votes eligible to be cast in the election of directors will constitute a quorum.

Voting Rights

You are entitled to one vote at the Annual Meeting for each share of the Company’s common stock that you owned at the close of business on March __, 2010.  Our Articles of Incorporation provide restrictions on the voting of our common stock if you beneficially own more than 10% of our outstanding common stock.

You may vote your shares at the Annual Meeting in person or by proxy.  The Notice of Internet Availability of Proxy Materials provides instructions on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For those stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. Those stockholders who receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the annual meeting in the manner you direct. In the event that you return a signed proxy card but do not specify how you want to vote your shares, your proxy will vote your shares FOR the election of the three nominees for director, FOR the ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for 2010, FOR the approval of the amendment to the Bylaws of the Company to increase the size of the Board of Directors to eight Directors and FOR the advisory proposal on the Company’s executive pay policies and procedures.

If any other matters are properly presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines.  As of the date of this Proxy Statement, we know of no other matters that may be presented at the Annual Meeting, other than those discussed in this Proxy Statement.

Vote Required

•
Proposal 1: Election of Directors.  The three nominees for director who receive the most votes will be elected. So, if you do not vote for a nominee, or you indicate “withhold authority” for any nominee on your proxy card, your vote will not count “for” or “against” the nominee.  You may not vote your shares cumulatively for the election of the directors.

•
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.  The affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to pass this proposal.  If you “abstain” from voting on this proposal, it will have the same effect as if your vote was not cast with respect to this proposal.

•
Proposal 3: Amendment to the Bylaws of the Company to Increase the Size of the Board of Directors to Eight Directors.  Pursuant to the Company’s Articles of Incorporation, the affirmative vote of at least 80% of the votes entitled to be cast by the holders of all of the issued and outstanding shares of common stock is required to amend the Bylaws of the Company to increase the size of the Board of Directors to eight Directors.  If you “abstain” from voting on this proposal, it will have the same effect as a vote against this proposal.

•
Proposal 4: Advisory Proposal on Executive Pay Policies and Procedures.  Votes on this proposal may be cast for or against the proposal, or stockholders may abstain from voting on the proposal.  The proposal will be approved if the number of votes cast for approval of the proposal exceeds the number of votes cast against approval of the proposal.  If you “abstain” from voting on this proposal, your abstention will not affect the outcome of this proposal.  Since this is an advisory proposal, it will not be binding upon the Board. However, the Personnel and Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Effect of Broker Non-Votes

Under certain circumstances, including the election of directors, banks and brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the broker (a “broker non-vote”). In these cases, and in cases where stockholders abstain from voting on a matter, those shares will be counted for the purpose of determining if a quorum is present, but will not be included as votes cast with respect to those matters. Whether a bank or broker has authority to vote its shares on uninstructed matters is determined by stock exchange rules.

Broker non-votes will have no effect on Proposals 1, 2 and 4, since they are not counted as votes cast at the meeting.  Broker non-votes with respect to Proposal 3 will have the same effect as votes cast against such proposal.

Confidential Voting Policy

The Company maintains a policy of keeping shareholder votes confidential.  The Company only allows its Inspector of Election to examine the voting materials.  The Inspector of Election will not disclose your vote to management unless it is necessary to meet legal requirements.  The Inspector of Election will, however, forward any written comments that you may have to management.

Revoking Your Proxy

You may revoke your proxy at any time before it is actually voted at the Annual Meeting by:

•	Filing with the Secretary of the Company a letter revoking the proxy;

•	Timely submitting another signed proxy with a later date; or

•	Attending the Annual Meeting and voting in person, provided you file a written revocation with the Secretary of the Company prior to voting.

If your shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.  Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of the Company’s common stock as of the record date.

Voting Procedures for Shares Held in 401(k) and Stock Ownership Plan

If you are a participant in our 401(k) and Stock Ownership Plan and have Company common stock held in your account, you have the right to direct the voting of these shares through the plan’s trustee.  If you have such rights, you will receive a separate mailing with instructions for exercising your rights to direct the voting of Company common stock held in your plan accounts.  Please follow these instructions to direct the vote of Company common stock held in the 401(k) and Stock Ownership Plan. If some or all of the participants in the 401(k) and Stock Ownership Plan eligible to direct the vote of Company common stock have not directed or have not timely directed the plan trustee on how to vote, the trustee shall vote such shares in the same proportion as those shares of common stock for which the trustee has received proper direction for such matter.

Solicitation of Proxies

The Company will pay the costs of soliciting proxies from its shareholders.  Directors, officers or employees of the Company and the Bank may solicit proxies by mail, telephone and other forms of communication, and will receive no additional compensation.  We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Obtaining an Annual Report on Form 10-K

While the Company’s 2009 Annual Report to Shareholders is available for review along with this proxy statement, additional information about the Company and the fiscal year ended December 31, 2009 will be included in the Annual Report on Form 10-K.  If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which we will file with the SEC by March 31, 2010, we will send you one (without exhibits) free of charge.  Please write to:

Corinna R. King
North Central Bancshares, Inc.
825 Central Avenue
Fort Dodge, Iowa 50501

The complete Annual Report on Form 10-K is available on the SEC’s website at www.sec.gov or via the Bank’s website at www.firstfederaliowa.com under “Investor Info.” The information set forth on our website should not be deemed filed with, and is not incorporated by reference into, this proxy statement or any of the Company’s other filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent that the Company specifically so provides.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of the Company

The following table shows certain information for persons who we know “beneficially owned” 5% or more of our common stock as of March 2, 2010.  In general, beneficial ownership includes those shares over which a person has voting or investment power.  In this proxy statement, “voting power” is the power to vote or direct the voting of shares, and “investment power” includes the power to dispose or direct the disposition of shares.  Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days (such as through the exercise of stock options) after March 2, 2010.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent(1)
Employee Stock Ownership Plan of	183,682	(2)	13.62%
First Federal Savings Bank of Iowa
825 Central Avenue
Fort Dodge, IA 50501

FMR LLC	133,861	(3)	9.93%
Edward C. Johnson, III
Fidelity Management & Research Company
Fidelity Low Priced Stock Fund
82 Devonshire Street
Boston, MA 02109

Dimensional Fund Advisors LP	122,200	(4)	9.06%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746

Thomson Horstmann & Bryant, Inc.	94,901	(5)	7.04%
Park 80 West, Plaza One
Saddle Brook, NJ 07663

Financial Edge Fund, L.P. et al	71,406	(6)	5.30%
c/o PL Capital, 20 East Jefferson Avenue, Suite 22, Naperville, Illinois 60540

(1)	Percentages with respect to each person or group of persons have been calculated based upon 1,348,448 shares of the Company’s common stock outstanding as of March 2, 2010.
(2)
The 401(k) and Stock Ownership Plan (“KSOP”) is administered by a committee of the Company’s Board of Directors (the “KSOP Committee”).  The KSOP’s assets are held in a trust (the “KSOP Trust”), for which Delaware Charter Guarantee & Trust Company dba Principal Trust Company serves as trustee (the “Trustee”).  The terms of the KSOP Trust Agreement provide that, subject to the Trustee’s fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the KSOP Committee will vote, tender or exchange shares of common stock allocated to participants’ accounts in accordance with instructions received from the participants.  The KSOP Committee will vote allocated shares as to which no instructions are received in the same proportion as allocated shares with respect to which the Trustee receives instructions are voted.  Except as described above, the KSOP Committee of the Company’s Board of Directors has sole investment power, but no voting power, over the Common Stock held in the KSOP Trust.

(3)
Based on a Form 13F filed by FMR LLC with the SEC on February 15, 2010 and a Schedule 13G/A filed with the SEC on February 14, 2008, Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC and an investment advisor, is the beneficial owner of 133,861 shares of the Company’s Common Stock as a result of acting as an investment adviser to Fidelity Low Priced Stock Fund.  In their capacity as the predominant owners of Series B voting common shares of FMR LLC, members of the Edward C. Johnson, III family together own approximately 49% of FMR LLC.  In addition, the Johnson family group and all other Series B shareholders of FMR LLC have entered into a shareholders’ voting agreement under which all Series B share of FMR Corp. will be voted in accordance with the majority vote of Series B shares of FMR LLC.  Based on the foregoing, the Johnson family may be deemed to form a controlling group with respect to FMR LLC.  Neither FMR LLC nor Edward C. Johnson, III has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees.  According to the 13G, the reporting persons have sole dispositive power with respect to the shares reported above.

(4)
Based on a Schedule 13G/A filed with the SEC on February 8, 2010 by Dimensional Fund Advisors, Inc. (“Dimensional”), an investment adviser.  According to the Schedule 13G/A, Dimensional disclaims beneficial ownership of such shares and may be deemed to have sole voting power and sole dispositive power with respect to the shares reported above.

(5)
Based on a Schedule 13G filed with the SEC on January 28, 2010 by Thomson Horstmann & Bryant, Inc., an investment adviser. According to the Schedule 13G, Thomson Horstmann & Bryant, Inc. has sole voting power and sole dispositive power with respect to the shares reported above.

(6)
Based on a Schedule 13D filed with the SEC on January 21, 2009 by Financial Edge Fund, L.P., Financial Edge-Strategic Fund, L.P., PL Capital/Focused Fund, L.P., PL Capital, LLC, PL Capital Advisors, LLC, Goodbody/PL Capital, L.P., Goodbody/PL Capital, LLC, and John W. Palmer and Richard J. Lashley, as Managing Members of PL Capital, LLC, PL Capital Advisors, LLC and Goodbody/PL Capital LLC, jointly report beneficial ownership of certain shares of the Company’s common stock.  According to the Schedule 13D, (a) Financial Edge Fund, L.P. has shared voting and shared dispositive power over 28,541 shares, (b)  Financial Edge—Strategic Fund, L.P. has shared voting and shared dispositive power over 14,000 shares, (c) Goodbody/PL Capital, L.P. has shared voting and shared dispositive power over 14,000 shares, (d) PL Capital/Focused Fund, L.P. has shared voting and shared dispositive power over 14,865 shares, (e) PL Capital, LLC has shared voting and shared dispositive power over 57,406 shares, (f) PL Capital Advisors, LLC has shared voting and shared dispositive power over 71,406 shares, (g) Goodbody/PL Capital, LLC has shared voting and shared dispositive power over 14,000 shares, and (h) John W. Palmer and Richard J. Lashley, as Managing Members of PL Capital, LLC, PL Capital Advisors, LLC and Goodbody/PL Capital LLC each have shared voting and shared dispositive power over 71,406 shares.

Security Ownership of Management

The following table sets forth information with respect to the shares of our common stock beneficially owned by each current director and director nominee of the Company, by each named executive officer of the Company identified in the Summary Compensation Table included elsewhere in this proxy statement and all directors and executive officers of the Company or the Bank, as a group as of March 2, 2010.  The percent of common stock outstanding for each person identified below was based on a total of 1,348,448 shares of our common stock as of March 2, 2010, plus shares of Company common stock that such person or group has the right to acquire within 60 days after March 2, 2010, by the exercise of stock options.  Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Company common stock listed next to their name.

Name	Title(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Common Stock Outstanding
David M. Bradley	Chairman and Chief Executive Officer of the Company and the Bank; President of the Company	62,353	(3)	4.6%
C. Thomas Chalstrom	Director and Executive Vice President of the Company; President and Chief Operating Officer of the Bank	18,026	(4)	1.3%
Kyle C. Cook	Treasurer and Chief Financial Officer(5)	1,530	(6)	*
Paul F. Bognanno	Director	13,200	(7)	*
Randall L. Minear	Director	6,600	(8)	*
Melvin R. Schroeder	Retiring Director	8,804	(9)	*
Robert H. Singer, Jr.	Director	17,758	(10)	1.3%
Thomas E. Stanberry	New Director Nominee	-		*
Mark M. Thompson	Director	24,163	(11)	1.8%
All directors (including director nominees) and executive officers as a group (13 persons)		294,139		21.0%

*	Less than 1% of common stock outstanding.
(1)	Unless indicated, titles are for both the Company and the Bank.

(2)
See “Principal Shareholders of the Company” for a definition of “beneficial ownership.”  The figure shown for all directors and executive officers as a group includes all 183,682 shares held in the KSOP as to which the members of the Company’s KSOP Committee (consisting of Directors Schroeder, Singer, and Minear) may be deemed to have sole investment power, except in limited circumstances, thereby causing each such Committee member to be deemed a beneficial owner of such shares. Each of the members of the KSOP Committee disclaims beneficial ownership of such shares and, accordingly, such shares are not attributed to the members of the KSOP Committee individually. The figures shown include shares held pursuant to First Federal Savings Bank of Iowa Employees Savings and Profit Sharing Plan and Trust that have been allocated as of March 2, 2010, to all executive officers as a group.  Such persons have sole voting power and sole investment power as to such shares.

(3)
Includes 31,957 shares held in the KSOP, 203 shares held by Mr. Bradley’s spouse and child, and 4,146 shares held in Mr. Bradley’s individual retirement account.  Also includes 17,500 shares which may be acquired upon the exercise of stock options within 60 days after March 2, 2010.

(4)	Includes 11,616 shares held in the KSOP. Also includes 3,000 shares which may be acquired upon the exercise of stock options within 60 days after March 2, 2010.
(5)	Effective December 31, 2009, Mr. Cook resigned as Treasurer and Chief Financial Officer of the Company and Bank.
(6)	Includes 535 vested shares held in the KSOP.
(7)
Includes 600 unvested shares of restricted stock over which Mr. Bognanno has sole voting power but no investment power.  Also includes 5,300 shares which may be acquired upon the exercise of stock options within 60 days of March 2, 2010.

(8)
Includes 600 unvested shares of restricted stock over which Mr. Minear has sole voting power but no investment power.  Also includes 4,000 shares which may be acquired upon the exercise of stock options within 60 days after March 2, 2010.

(9)	Includes 600 unvested shares of restricted stock over which Mr. Schroeder has sole voting power but no investment power.

(10)
Includes 2,000 shares owned by Mr. Singer’s spouse.  Also includes 600 unvested shares of restricted stock over which Mr. Singer has sole voting power but no investment power.  Also includes 8,000 shares which may be acquired upon the exercise of stock options within 60 days after March 2, 2010.

(11)
Includes 2,150 shares held in Mr. Thompson’s individual retirement account, 2,000 shares held in a limited partnership for which Mr. Thompson is the general partner, and 3,213 shares held in a limited partnership for which Mr. Thompson is a limited partner and the acting general partner under a power of attorney granted by the general partner.  Includes 600 unvested shares of restricted stock over which Mr. Thompson has sole voting power but no investment power.  Also includes 12,000 shares which may be acquired upon the exercise of stock options within 60 days after March 2, 2010.

PROPOSAL 1 ELECTION OF DIRECTORS

General

The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes, with each class to contain, as near as may be possible, one-third of the entire number of directors.  The directors of each class serve for a term of three years, with one class elected each year.  In all cases, directors serve until their successors are elected and qualified.

The Nominating Committee has nominated three candidates for election as directors at the Annual Meeting, each to serve for a three year term ending in 2013.  Each nominee has consented to being named in this Proxy Statement and to serve, if elected.  However, if any nominee should become unable to serve, the proxies received in response to this solicitation that were voted in favor of such nominee will be voted for the election of such other person as shall be designated by the Board of Directors of the Company, unless the Board of Directors shall determine to further reduce the number of directors pursuant to the Bylaws of the Company.  In any event, proxies cannot be voted for a greater number of persons than the two nominees named.

Information with Respect to Nominees and Continuing Directors

The following table sets forth certain information with respect to each nominee for election as a director and each director whose term does not expire at the Annual Meeting (“Continuing Director”).  There are no arrangements or understandings between the Company and any director or nominee pursuant to which such person was elected or nominated to be a director of the Company.  For information with respect to security ownership of directors, see “Security Ownership of Certain Beneficial Owners and Management — Security Ownership of Management.”

Name	Age(1)	End of Term	Position Held with Company	Director Since(2)
Nominees
C. Thomas Chalstrom	45	2013	Executive Vice President and Director	2004
Randall L. Minear	52	2013	Director	2004
Thomas E. Stanberry	55	2013	Director Nominee	N/A
Continuing Directors
Mark M. Thompson	57	2011	Director	1999
Paul F. Bognanno	60	2011	Director	2005
David M. Bradley	57	2012	Chairman of the Board, President and Chief Executive Officer	1989
Robert H. Singer, Jr.	61	2012	Director	1997
Retiring Director
Melvin R. Schroeder	72	2010	Director	1992

(1)           At December 31, 2009.
(2)           Includes terms as directors of the Bank prior to the incorporation of the Company on December 5, 1995.

The principal occupation and business experience of each nominee for election as director and each Continuing Director is set forth below.  Positions held by a director or executive officer has been held for at least the past five years unless stated otherwise.

Nominees for Election as Directors

C. Thomas Chalstrom has served as the Chief Operating Officer of the Bank since 1998 and as President of the Bank since 2004.  He was Executive Vice President of the Bank from 1994 until 2004, and has been employed with the Bank since 1985.  He has served as an Executive Vice President of the Company since 1994.

The Board of Directors believes that Mr. Chalstrom’s experience in the banking industry and at the Bank and the Company make him an excellent candidate for Director of the Company and the Executive Vice President of the Company and Chief Operating Officer and President of the Bank.

Randall L. Minear has served as the President of Terrus Real Estate Group, located in Des Moines, Iowa since 2000.  He formerly served as the Director of Corporate Real Estate for The Principal Financial Group and as President of Principal Real Estate Services, a subsidiary of The Principal Financial Group.

The Board of Directors believes that Mr. Minear’s experience in commercial real estate lending, equity investments and property services make him an excellent candidate for Director of the Company.

Thomas E. Stanberry serves as a shareholder in the law firm Davis, Brown, Koehn, Shors and Roberts, P.C. in Des Moines, where he practices in the financial institutions, public finance and securities area. Prior to joining the Davis Brown law firm he was the Chairman, President and CEO of West Bancorporation, Inc. and Chairman and CEO of West Bank, West Des Moines, Iowa from March 2003 to July 2009.  He was appointed a director of the Bank on January 29, 2010.

The Board of Directors believes that Mr. Stanberry’s legal expertise and his experience in the banking industry make him an excellent candidate for Director of the Company.

Continuing Directors

Mark M. Thompson has been an owner of Thompson & Eich CPAs (formerly known as Mark Thompson CPA, P.C.) in Fort Dodge, Iowa since 1984 and has been a certified public accountant since 1978.

The Board of Directors believes that Mr. Thompson’s experience as a certified public accountant make him an excellent candidate for Director of the Company.

Paul F. Bognanno serves as Chairman of Radian Guaranty (NYSE: RDN), a position he has held since November 1, 2008.  Mr. Bognanno served as Vice Chairman of Radian Guaranty from November 2007 to November 2008.  Mr. Bognanno served as Senior Executive Vice President of the Company from February 1, 2007 to July 1, 2007 and as President and Chief Executive Officer of the Company and the Bank from July 1, 2007 until October 31, 2007.  From 1993 to 2004, he was the President and Chief Executive Officer of Principal Residential Mortgage, a wholly-owned subsidiary of The Principal Financial Group.

The Board of Directors believes that Mr. Bognanno’s management experience, including at the Company and the Bank, make him an excellent candidate for Director of the Company.

David M. Bradley has served as President and Chief Executive Officer of the Company since its inception in December 1995 except for the four month period July 1, 2007 to October 31, 2007.  He has been employed by the Bank since 1982 and has served as its CEO since 1992 except for the four month period July 1, 2007 to October 31, 2007.  He has served as the Chairman of the Board of North Central Bancshares, Inc. and First Federal Savings Bank of Iowa since 1997.

The Board of Directors believes that Mr. Bradley’s experience in the banking industry and at the Bank and the Company make him an excellent candidate for Chairman of the Board of the Company and the Chief Executive Officer and President of the Company and the Chairman and Chief Executive Officer of the Bank.

Robert H. Singer, Jr. is a Supervisor for Webster County, Iowa.  Mr. Singer is serving a four-year term expiring December 2012.

The Board of Directors believes that Mr. Singer’s business experience, including as county supervisor, make him an excellent candidate for Director of the Company.

Retiring Directors

Melvin R. Schroeder has served as Director of the Company since 1992.  He was formerly Vice President of Instruction at Iowa Central Community College in Fort Dodge, Iowa, until his retirement in 2001.  He had been employed with the College since 1967.  He will be retiring from the Board of Directors effective on April 23, 2010, the date of the annual meeting.

The Board of Directors unanimously recommends a vote “FOR” all of the nominees for election as directors.

BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors Independence

The Board of Directors is comprised of a majority of directors who qualify as independent according to Nasdaq Stock Market listing standards. Based upon the term “independent” as defined by Nasdaq Stock Market listing standards, the Board of Directors has determined that the following directors and director nominees are independent:  Robert H. Singer, Jr., Mark M. Thompson, Melvin R. Schroeder, Randall L. Minear, and Thomas E. Stanberry.  In addition, the Board of Directors anticipates that Paul F. Bognanno will qualify as independent on November 1, 2010.

Annually, the Board of Directors reviews the relationships that each director has with the Company and its affiliates as well as the criteria and standards for determining independence. Upon review, the Board of Directors affirmatively determines which directors are considered independent.

Consideration of Director Candidates

The Nominating and Corporate Governance Committee is responsible for identifying qualified individuals to become members of the Board of Directors.  It is the policy of the committee to select individuals as director nominees with the goal of creating a balance of knowledge, experience and interest on the Board.  The committee evaluates candidates for their character, judgment, business experience and acumen. The committee believes that, at a minimum, a director candidate must possess personal and professional integrity, sound judgment and forthrightness. A director candidate must also have sufficient time and energy to devote to the affairs of the Company, be free from conflicts of interest with the Company. The Committee also considers the following criteria when reviewing a director candidate:

•	The extent of the director candidate’s educational, business, non-profit or professional acumen and experience;

•	Whether the director candidate assists in achieving a mix of Board members that represents a diversity of background, perspective and experience;

•	Whether the director candidate meets the independence requirements of the listing standards of the Nasdaq Stock Market; and

•	Whether the director candidate has the financial acumen or other professional, educational or business experience relevant to an understanding of the Company’s and the Bank’s business.

•	Whether the director candidate possesses the ability to work as part of a team in an environment of trust.

The committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective director candidates. For a discussion of the specific backgrounds and qualifications of our current directors and director nominees, see “Proposal 1 – Election of Directors – Information with Respect to Nominees and Continuing Directors.” The Company does not pay a fee to any third party to identify or evaluate director candidates.

Leadership Structure of the Board

In accordance with the Company’s Bylaws, the Board of Directors elects our Chief Executive Officer and our Chairman, and each of these positions may be held by the same person or may be held by two persons.  Currently, David M. Bradley serves as the Company’s Chairman and Chief Executive Officer of the Company and the Bank and President of the Company.  The Board of Directors believes that combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy and provides an effective leadership model for the Company.  In light of the active involvement by all independent directors, the Board of Directors has not specified a lead independent director at this time.  The Board of Directors believes that the current structure of the Board of Directors is appropriate to effectively manage the affairs of the Company and the best interests of the Company’s stockholders.

Board’s Role in Risk Oversight

The Board of Directors is actively involved in oversight of risks that could affect the Company and the Bank. This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company and the Bank.

Board and Committee Meetings

The Company’s Board of Directors held twelve regular meetings, one annual meeting, and one reorganizational meeting during 2009.  During 2009, all directors of the Company attended at least 75% of the total meetings held during the period of their service on the Board of Directors and committees thereof.  The Board of Directors maintains certain committees, the nature and composition of which are described below.

Personnel and Compensation Committee.  The Personnel and Compensation Committee meets periodically to review the performance of, and to make recommendations to, the Board regarding the compensation of the Company’s officers and directors.  The Personnel and Compensation Committee recommends to the Board the compensation of executive officers of the Company.  The executive officers who participate in the Personnel and Compensation Committee’s compensation-setting process are the Company’s Chief Executive Officer and Executive Vice President.  The Chief Executive Officer acts as Secretary to the Personnel and Compensation Committee.  Executive officer participation is meant to provide the Personnel and Compensation Committee with input regarding the Company’s compensation philosophy, process and decisions.  In addition to providing factual information such as Company-wide performance on relevant measures, these executives articulate management’s views regarding current compensation programs and processes, recommend relevant performance measures to be used for future awards, and otherwise supply information to assist the Personnel and Compensation Committee.  The Chief Executive Officer also provides information about individual performance assessments for the other named executive officers, and expresses his view on the appropriate levels of compensation for the other named executive officers for the ensuing year.  The Company’s Chief Executive Officer and Executive Vice President participate in committee discussions purely in an informational and advisory capacity, but have no vote in the committee’s decision-making process.

In 2009, the Personnel and Compensation Committee of the Company was comprised of Directors Schroeder (Chair), Singer, and Minear.  The Personnel and Compensation Committee met six times during the year ended December 31, 2009.  All members of the Personnel and Compensation Committee are independent directors as defined in the The Nasdaq Stock Market listing standards.  The Board of Directors has not adopted a written charter for the Personnel and Compensation Committee.

Compensation Consultant.  The Personnel and Compensation Committee recognizes that it is essential to receive objective advice from an outside compensation consultant.  This resulted in the engagement of Meyer Chatfield Compensation Advisors (“MCCA”), an independent compensation consulting firm strictly devoted to the community banking industry, since 2002.  MCCA was engaged by the Compensation Committee and does not take direction from the executives of the Company, unless specifically advised to do so at the direction of the Compensation Committee.

MCCA provides the Personnel and Compensation Committee with information and analyses regarding the Company’s benefit plans and compensation arrangements of the Company’s executives and comparable information with respect to the Company’s peer group. The Personnel and Compensation Committee determines whether MCCA’s advice is objective and free from the influence of management. The Personnel and Compensation Committee also closely examines the safeguards and steps MCCA takes to ensure that its executive compensation consulting services are objective. The Personnel and Compensation Committee takes into consideration that:

•	The Personnel and Compensation Committee directly hired and has the authority to terminate MCCA’s engagement;

•	The Personnel and Compensation Committee solely determined the terms and conditions of MCCA’s engagement, including the fees charged;

•	MCCA is engaged by and reports directly to the Personnel and Compensation Committee;

•	MCCA has direct access to members of the Personnel and Compensation Committee during and between meetings; and

•
Interactions between MCCA and management of the Company generally are limited to discussions on behalf of the Personnel and Compensation Committee and information presented to the Personnel and Compensation Committee for approval.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee formulates our corporate governance guidelines and determines the qualification and independence of directors and committee members.  The committee is responsible for nominating persons for election to the Board of Directors and also reviews whether shareholder nominations (if any) comply with the notice procedures set forth in the Company’s Bylaws.  The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which was attached as Appendix A to our Proxy Statement for the 2009 Annual Meeting which was filed with the SEC on March 26, 2009.

In 2009, the Nominating and Corporate Governance Committee was comprised of Directors Minear (Chair), Thompson, and Schroeder until May 5, 2009 and Directors Singer (Chair), Thompson, and Schroeder beginning May 5, 2009.  The Nominating and Corporate Governance Committee met four times during the year ended December 31, 2009.  All members of the Nominating and Corporate Governance Committee are independent directors as defined in The Nasdaq Stock Market listing standards.

It is the policy of the Nominating and Corporate Governance Committee to consider director candidates recommended by shareholders in accordance with Article V, Section V of the Company’s Bylaws.  Pursuant to Article II, Section XI of the Company’s Bylaws, any shareholder of record of the Company entitled to vote for the election of directors at such meeting who provides timely notice in writing to the Secretary of the Company may recommend or nominate a director candidate for consideration by the committee.  To be timely, a shareholder’s notice must be delivered to or received by the Secretary not later than the following dates:  (i) with respect to an election of directors to be held at an annual meeting of shareholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year’s annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year’s annual meeting; and (ii) with respect to an election to be held at an annual meeting of shareholders held at a time other than within the time periods set forth in the immediately preceding clause (i), or at a special meeting of shareholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders.  The shareholder’s notice to the Secretary must set forth certain information regarding the proposed nominee and the shareholder making such nomination.  If a nomination is not properly brought before the meeting in accordance with the Company’s Bylaws, the Chairman of the meeting may determine that the nomination was not properly brought before the meeting and shall not be considered.  Shareholder nominees are analyzed by the Nominating and Corporate Governance Committee in the same manner as nominees that are identified by the committee.  For additional information about the Company’s director nomination requirements, please see the Company’s Bylaws.

C. Thomas Chalstrom, Randall L. Minear, and Thomas E. Stanberry were each nominated by the non-management, independent directors that comprise the Nominating and Corporate Governance Committee.  As of March 2, 2010, the Nominating and Corporate Governance Committee had not received any shareholder recommendations for nominees in connection with the 2010 Annual Meeting.

Audit Committee.  In 2009, the Audit Committee was comprised of Directors Thompson (chair), Singer, and Schroeder.  The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our outside auditors and reports any substantive issues found during the audit to the Board.  The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors.  The committee also reviews and approves all transactions with affiliated parties.  The Board of Directors of the Company has adopted a written charter for the Audit Committee, a copy of which was attached as Appendix A to our Proxy Statement for the 2008 Annual Meeting which was filed with the SEC on March 17, 2008.  All members of the Audit Committee are independent directors as defined in The Nasdaq Stock Market listing standards.  The Company believes that Director Thompson qualifies as an “Audit Committee Financial Expert” as that term is defined by applicable SEC rules and has been so designated by the Board of Directors.  The committee met five times in the 2009 fiscal year.

Shareholder Communications with our Board of Directors

Shareholders may contact the Company’s Board of Directors by contacting Corinna R. King, Corporate Secretary, at North Central Bancshares, Inc., 825 Central Avenue, Fort Dodge, Iowa 50501 or at (515) 453-9954.  All comments will be forwarded directly to the Board of Directors.

All directors and nominees are expected to attend Annual Meetings.  At the 2008 Annual Meeting, all members of the Board of Directors were in attendance.

AUDIT COMMITTEE REPORT

North Central Bancshares, Inc. Audit Committee Report

The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC.  Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended.

The Company’s Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2009 with management and McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm.  The Company’s Audit Committee has discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committee) as adopted by the Public Company Accounting Oversight Board in Rule 3200T with McGladrey & Pullen, LLP.

The Company’s Audit Committee has also received the written disclosures and the letter from McGladrey & Pullen, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3600T has discussed the independence of McGladrey & Pullen, LLP and considered whether the provision of non-audit services by McGladrey & Pullen, LLP or by its affiliate RSM McGladrey, Inc. is compatible with maintaining the independent registered public accounting firm’s independence.

Based on the review and the discussions noted above, the Company’s Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and filed with the SEC.

Audit Committee of
North Central Bancshares, Inc.

Mark M. Thompson (Chairman)
Melvin R. Schroeder
Robert H. Singer, Jr.

Principal Accountant Fees and Services

Pursuant to its charter, the Audit Committee is responsible for appointing the Company’s independent registered public accounting firm. For fiscal 2009 and 2008, the Audit Committee appointed McGladrey & Pullen, LLP to serve in this capacity. The Audit Committee has appointed McGladrey & Pullen, LLP to serve as the Company’s independent registered public accounting firm for fiscal 2010. The Company is seeking the ratification of this appointment by its stockholders.  Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting to answer questions concerning the financial statements and to make a statement at the meeting if they so desire.

The following table presents fees for professional services rendered by McGladrey & Pullen, LLP for the audit of the Company’s financial statements for the years ended December 31, 2009 and 2008 and fees for other services rendered by McGladrey & Pullen, LLP or its affiliate RSM McGladrey, Inc. during those periods:

Audit Fees

	2009	2008
Audit Fees(1)	$147,450	$118,250
Audit-Related Fees(2)	16,700	17,600
Tax Fees(3)	19,800	30,160
All Other Fees(4)	49,900	-
Total	$233,850	$166,010

(1)
Includes fees to McGladrey & Pullen, LLP related to review of Form 10-K, annual report and proxy; review of financial statements included in Form 10-Qs; attendance at audit committee meetings related to the audit or reviews; consultations on audit and accounting matters arising during the audit or reviews; and services in connection with statutory and regulatory filings (consents, assistance with and review of documents filed with the SEC).

(2)	Includes fees to McGladrey & Pullen, LLP related to audits of employee benefit plans.
(3)	Includes fees to RSM McGladrey, Inc. related to tax compliance, tax planning and tax advice.
(4)	Includes fees to McGladrey & Pullen, LLP related to agreed upon procedures for the Clive branch.

Audit Committee Preapproval Policy

Preapproval of Services.  The Audit Committee preapproves all auditing services and permitted non-audit services (including the fees and terms) to be performed for the Company by its independent registered public accounting firm or its affiliate, subject to the de minimis exception for non-audit services described below which are approved by the Audit Committee prior to completion of the audit.

Exception.  The preapproval requirement set forth above, is not be applicable with respect to non-audit services if:

(i)
The aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the services are provided;

(ii)	Such services were not recognized by the Company at the time of the engagement to be non-audit services; and

(iii)
Such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Audit Committee.

Delegation.  The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant required preapprovals.  The decisions of any member to whom authority is delegated to preapprove activities is presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee approved all services performed by McGladrey & Pullen, LLP and RSM McGladrey, Inc. during fiscal years 2009 and 2008 pursuant to the policies outlined above.

Executive Officers Who Are Not Directors or Nominees

The following individuals are current executive officers of the Company and the Bank who are not Continuing Directors or director nominees and hold the offices set forth below opposite their names.

Name	Positions Held with the Company and the Bank
Craig A. Steen (1)	Interim Principal Accounting Officer and Bank Controller
Thomas J. Hromatka (2)	Executive Vice President
Bradley D. Boerner (3)	Senior Vice President
Kirk A. Yung (4)	Senior Vice President

(1)	Following the resignation of Kyle C. Cook from the position of Chief Financial Officer and Treasurer effective December 31, 2009, Mr. Steen was appointed the Interim Principal Accounting Officer.
(2)	Mr. Hromatka is an Executive Vice President of the Bank and does not hold a position with the Company.
(3)	Mr. Boerner is a Senior Vice President of the Bank and does not hold a position with the Company.
(4)	Mr. Yung is a Senior Vice President of the Bank and does not hold a position with the Company.

The executive officers of the Company and the Bank are elected annually and hold office until their respective successors have been elected and qualified, or until death, resignation, or removal.

Biographical information of the executive officers of the Company and the Bank who are not Continuing Directors or director nominees is set forth below.

Craig A. Steen, age 51, has been employed with the Bank since June 2009 as Controller, and was named Interim Principal Accounting Officer of the Company in January 2010.

Thomas J. Hromatka, age 53, has been employed with the Bank since 2008, was named Executive Vice President in October 2009, and is in charge of marketing, retail, and commercial services of the Bank.

Bradley D. Boerner, age 38, was appointed Senior Vice President of the Bank in November 2009.  Mr. Boerner serves as the Bank’s Credit Administration Manager and is responsible for the bank’s credit standards, policy and special asset administration.  He directs the bank’s commercial loan underwriting department and personnel.

Kirk A. Yung, age 47, has been employed with the Bank since 1990, was named Senior Vice President in January 1995, and oversees direct and purchased commercial loan activities.

EXECUTIVE COMPENSATION

The table below sets forth the compensation for the Company’s Chief Executive Officer and the Company’s two other most highly compensated executive officers (the “Named Executive Officers” or “NEOs”) for the fiscal year ended December 31, 2009.

SUMMARY COMPENSATION TABLE

Name and Principal Positions	Year	Salary(1) ($)		Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compen- sation	All Other Compensation (4)(5) ($)	Total ($)
David M. Bradley	2009	250,000	(6)	0	–	–	–	21,350	271,350
Chairman, President and Chief Executive Officer	2008	250,000		100	12,204	–	–	24,156	286,460

C. Thomas Chalstrom	2009	165,000		100	–	–	–	4,950	170,050
Director, Executive Vice President and Chief Operating Officer	2008	165,000		100	12,204	–	–	7,496	184,800

Kyle C. Cook	2009	130,000		100	–	–	–	3,900	134,000
Treasurer and Chief Financial Officer (6)	2008	130,000		100	–	–	–	5,875	135,975

(1)	No amounts of salary were deferred under the First Federal Savings Bank of Iowa Supplemental Retirement and Deferred Compensation Plan (“SERP”) during fiscal years 2008 or 2009.

(2)	Employees of the Company received a $100 holiday bonus for 2008 and 2009. Mr. Bradley elected to forego this bonus in 2009.

(3)
These columns show the grant date fair value of awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718) for 2008 and 2009.  For more information concerning the assumptions used for these calculations, please refer to Note __ of the Notes to the Consolidated Financial Statements included in the 2009 Annual Report to Shareholders, attached as Exhibit 13.1 to the Annual Report on Form 10-K to be filed with the SEC.

(4)
The Named Executive Officers participate in certain group life, health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation.  The figure shown in the Summary Compensation Table for fiscal year 2009 for each Named Executive Officer includes the following items:

Executive	401(k) Matching contributions ($)	Discretionary Company Contribution to the SERP ($)	Total ($)
David M. Bradley	7,350	14,000	21,350
C. Thomas Chalstrom	4,950	–	4,950
Kyle C. Cook	3,900	–	3,900

(5)	We provide certain non-cash perquisites and personal benefits to each NEO that do not exceed $10,000 in the aggregate for any individual, and are not included in the reported figures.

(6)	Mr. Cook resigned as Treasurer and Chief Financial Officer of the Company and Bank effective December 31, 2009.

The following discussion provides certain additional information in order to aid in an understanding of the information disclosed in the Summary Compensation table.

Annual Incentive Awards.  The Company maintains the North Central Bancshares, Inc. 2006 Incentive Award Plan (“Incentive Plan”) for the purpose of promoting growth and profitability of the Company and the Bank by providing eligible key officers with an incentive to achieve corporate objectives and by attracting and retaining individuals of outstanding competence.

The Incentive Plan is intended to tie to a meaningful portion of the NEOs’ total compensation to the Company and/or individual objectives.  For positions with more strategic responsibilities, the incentive awards are tied to the Company’s performance to a greater extent.  In order to tie a significant portion of the Chief Executive Officer’s, the Chief Financial Officer’s, and the Chief Operating Officer’s total compensation to Company performance, 100% of Mr. Bradley’s, Mr. Cook’s, and Mr. Chalstrom’s bonus is dependent upon the Company’s attainment of pre-established performance goals.  For fiscal year 2009, net income or earnings per share goals were applied to measure corporate performance, but such corporate goals were not achieved due to overall economic conditions.  In absence of the Company’s attainment of its threshold performance, Mr. Bradley, Mr. Cook, and Mr. Chalstrom did not receive bonuses under the Incentive Plan.

The bonus under the Incentive Plan is calculated by issuing “incentive award units.”  An “incentive award unit” is a hypothetical unit, the value of which is equal to 0.1% of the Company’s budgeted net income for the applicable year (determined in accordance with generally accepted accounting principles) or other value assigned by the Board of Directors.  The number of incentive award units that an NEO may receive varies by the NEO’s position and achievement of threshold, target, above target or maximum levels of budgeted net income or other performance goals.  The table below sets forth the number of incentive award units that may be attained by the NEOs for achievements of various levels of corporate or individual performance goals in a given year.

Number of Incentive Award Units

	Level of Achievement
Executive	Threshold	Target	Above Target	Maximum
David M. Bradley	3	6	9	12
C. Thomas Chalstrom	3	6	9	12
Kyle C. Cook	3	6	9	12

Equity Incentive Awards.  The Company maintains the North Central Bancshares, Inc. 2006 Stock Incentive Plan (“SIP”) for the purpose of promoting growth and profitability of the Company by providing certain directors, key officers and employees of the Company and the Bank with an incentive to achieve corporate objectives and by attracting and retaining individuals of outstanding competence through a participation interest in the performance of Common Stock of the Company.

Nonqualified Deferred Compensation Plan.  The Bank maintains the First Federal Savings Bank of Iowa Supplemental Retirement and Deferred Compensation Plan (the “SERP”).  For 2009, Mr. Bradley was the sole participant under the SERP.  During 2009, Mr. Bradley made no deferral contributions to the SERP and the Company made a $14,000 discretionary contribution to Mr. Bradley’s SERP account.  Mr. Bradley is 100% vested in the discretionary Company contribution made on his behalf during 2009.  See “Post Employment Payments - Nonqualified Deferred Compensation Plan” for additional details.

Stock Awards and Stock Option Grants Outstanding

The following table sets forth information regarding equity awards outstanding at December 31, 2009 with respect to each Named Executive Officer.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009

	Options Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date (3)
David M. Bradley	11,500	(1)	–		$17.38	01/01/2011
	6,000	(2)	–	(2)	$38.67	02/24/2016
C. Thomas Chalstrom	3,000	(2)	–	(2)	$38.67	02/24/2016
Kyle C. Cook	–		–		–	–

(1)	Options vested over five years, at an annual rate of 20%, with the final vesting on January 1, 2006.

(2)
Stock options to purchase 10,000 and 5,000 shares of common stock were granted to Mr. Bradley and Mr. Chalstrom, respectively, on February 24, 2006, with an exercise price of $38.67 per share.  Such options vest over five years, at an annual rate of 20%, with the first vesting on February 24, 2007 and each anniversary thereafter.  Effective May 5, 2009, Mr. Bradley and Mr. Chalstrom voluntarily forfeited the remaining unvested options to purchase shares of the Company’s common stock held by them.  Mr. Bradley forfeited options to purchase 4,000 shares of common stock.  Mr. Chalstrom forfeited options to purchase 2,000 shares of commons stock.  Neither Mr. Bradley nor Mr. Chalstrom received any consideration in exchange for the forfeiture of the options

(3)	Options shall expire on the tenth anniversary of the date of grant.

Employment Agreements

Mr. Cook Departure and Consulting Agreements.  Effective December 31, 2009, Mr. Cook resigned as Treasurer and Chief Financial Officer of the Company and Bank. In connection with Mr. Cook’s departure, Mr. Cook entered into a Resignation, Settlement, and Release Agreement (the “Departure Agreement”) and a Consulting Services Agreement dated as of December 31, 2009 (the “Consulting Agreement”).  The Departure Agreement included a release of claims by Mr. Cook as well as confidentiality and other customary provisions.  The Departure Agreement also provides that the Bank and its affiliates will indemnify Mr. Cook to the fullest extent permitted under applicable law in connection with judicial or administrative proceedings on the basis of his service as an employee or officer of the Bank.  The Consulting Agreement provides that Mr. Cook will be engaged by the Bank to provide certain consulting services to the Bank, such services not to exceed 60 hours in a calendar month.  The Bank shall pay Mr. Cook $100 per hour in arrears for such consulting services.  The Consulting Agreement can be terminated on or after February 1, 2010 by written notice of either party.  The Consulting Agreement also contains a one year no solicitation and confidentiality provisions.

Mr. Bradley and Mr. Chalstrom Agreements.  The Company and the Bank have entered into separate, parallel employment agreements with each of David M. Bradley, as President and Chief Executive Officer of the Company and the Bank and C. Thomas Chalstrom, as Executive Vice President of the Company and President and Chief Operating Officer of the Bank (collectively, the “Employment Agreements”).  As discussed below, the Employment Agreements provide for severance payments to the NEOs in certain circumstances.  However, recently enacted legislation severely limits our ability to make any payments to our senior executive officers on account of their termination from the company other than payments for services rendered prior to termination as long as we are participating in TARP.  Therefore, we may not be able to meet our obligations under the Employment Agreements and the Retention Agreement.  However, as discussed below, each of the NEOs executed amendments to the Employment Agreements wherein they agreed to those changes to the applicable agreements that are necessary to comply with rules applicable to TARP participants.  Therefore, we will not make prohibited severance payments due under the Employment Agreements as long as we are participating in the TARP.

The Employment Agreements are described below.

•
Term.  The Employment Agreements with the Company contain three-year terms with “evergreen” renewal provisions.  The Employment Agreements with the Bank contain three-year terms; commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may, with the NEOs’ concurrence and after conducting a performance evaluation, extend this term for an additional year, so that the remaining term shall be three years.

•
Base salary.  Each NEO’s base salary will be reviewed annually by the Personnel and Compensation Committee of the Board of Directors.  Subject to such review, each NEO’s base salary may be increased on the basis of his job performance and the overall performance of the Company and the Bank.

•
Employee benefits.  Each NEO is entitled to participate in stock, retirement and welfare benefit plans and is eligible for fringe benefits applicable to executive personnel that are deemed appropriate by the Company and the Bank.

•
Severance payments.  In the event the Company or the Bank terminates the NEO for reasons other than for cause, or in the event of the NEO’s resignation from the Company and the Bank by reason of: (i) failure to be re-appointed, elected or re-elected to his current offices; (ii) a material change in his functions, duties or responsibilities; (iii) a relocation of his principal place of employment without his consent; (iv) a change in control; or (v) a breach of the Employment Agreement by the Company or the Bank, the NEO or, in the event of death, his beneficiary, would be entitled to a lump sum cash payment in an amount equal to the present value of the remaining base salary and bonus payments due to him and the additional contributions or benefits that would have been earned under any employee benefit plans of the Company or the Bank during the remaining term of the Employment Agreement.  The Company and the Bank would also continue the NEO’s life, health and disability insurance coverage for the remaining term of the Employment Agreements.

•
Maximum limitations on severance benefits.  Cash and benefits paid to an NEO under the Employment Agreements together with payments under other benefit plans following a change in control of the Company or the Bank may constitute an “excess parachute” payment under Section 280G of the Internal Revenue Code (the “Code”), resulting in the imposition of a 20% excise tax on the recipient and the denial of a deduction for such excess amounts to the Company and the Bank.  In such an event, payments under the Employment Agreement will be limited to such amount as may be paid without giving rise to such tax.

•
Offset.  Payment under the Company Employment Agreement will be made by the Company.  In addition, payments under the Bank Employment Agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank.  However, to the extent that payments under the Company Employment Agreement and the Bank Employment Agreement are duplicative, payments due under the Company’s Employment Agreement would be offset by amounts actually paid by the Bank.  The Employment Agreements also provide that the NEOs would be entitled to reimbursement of certain costs incurred in negotiating, interpreting or enforcing the Employment Agreements.  The NEOs would also be indemnified by the Company and the Bank to the fullest extent allowable under federal and Iowa law, respectively.

•	Covenants. The NEOs agree to covenants providing for the confidentiality of information, and one year of non-competition and non-solicitation of Company or Bank employees and customers.

Troubled Asset Relief Program—Capital Purchase Program Matters

As previously reported, on January 9, 2009, the Company issued 10,200 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and a warrant to purchase 99,157 shares of the Company’s common stock to the U.S. Treasury as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”), for an aggregate purchase price of $10,200,000.

As required by the agreements governing the TARP-CPP investment, in order to comply with  the executive compensation and corporate governance requirements of Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”) as implemented by the guidance and regulation under Section 111(b) of EESA that was issued and in effect on January 9, 2009, each of the Named Executives Officers as well as Kirk A. Yung (who collectively constitute the Company’s Senior Executive Officers (as defined in the TARP-CPP agreements) (i) executed a waiver (the “Waiver”) voluntarily waiving any claim against the Treasury Department or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulations issued by the U.S. Treasury under the TARP-CPP as published in the Federal Register on October 20, 2008 and acknowledging that the regulations may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so−called “golden parachute” agreements) (collectively, “SEO Agreements”) as they relate to the period the U.S. Treasury holds any equity or debt securities of the Company acquired through the TARP-CPP and (ii) entered into an Omnibus Amendment Agreement (the “Omnibus Amendment Agreement”) with the Company amending the SEO Agreements with respect to such Senior Executive Officer as may be necessary, during the period that the U.S. Treasury owns any debt or equity securities of the Company acquired pursuant to the TARP-CPP agreements or the warrant, as necessary to comply with Section 111(b) of the EESA.  The Omnibus Amendment Agreement with each Senior Executive Officer also provides that any bonus or incentive compensation paid to the Executive during the time that the U.S. Treasury owns any of the securities it purchased through the TARP-CPP will be subject to recovery or “clawback” by the Company or its affiliates if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, as reasonably determined by the Personnel and Compensation Committee pursuant to Section 111(b) of the EESA and the U.S. Treasury guidance and regulations issued thereunder.

On February 17, 2009, the American Recovery and Reinvestment Act of 2009 (“ARRA”) went into effect and amended certain provisions of EESA, including replacing Section 111 of EESA in its entirety.  The new Section 111 allows a company, subject to consultation with the appropriate Federal banking agency, to repay any assistance previously received pursuant to the TARP-CPP without regard to the source of replacement funds or any waiting period.  In addition, the new Section 111 set forth in ARRA includes standards and requirements regarding executive compensation and corporate governance, including the following:

•	Limits on compensation that exclude incentives for the Company’s Senior Executive Officers to take unnecessary and excessive risks that threaten the value of the Company;

•
A provision for the recovery of any bonus, retention award, or incentive compensation paid to the Company’s Senior Executive Officers or to any of the Company’s next twenty most highly compensated employees based on certain financial statements or other criteria that are later found to be materially inaccurate;

•
A prohibition on the Company from making any payments to the Senior Executive Officers or to any of the next five most highly compensated employees for departure from the Company for any reason, except for payments for services performed or benefits accrued;

•
A prohibition on the Company’s ability to pay bonuses and certain other compensation to the Company’s Chief Executive Officer, except with respect to certain restricted stock awards or to the extent that a bonus is required by a valid employment contract;

•	A prohibition on any compensation plan that would encourage manipulation of the Company’s reported earnings for the purposes of enhancing employee compensation;

•	A requirement for the Company’s Chief Executive Officer and Chief Financial Officer to provide certain certifications regarding the foregoing;

•	Certain requirements with respect to the Company’s Personnel and Compensation Committee;

•	A requirement to adopt a company-wide policy regarding excessive or luxury expenditures;

•	A requirement to permit a nonbinding “say on pay” shareholder vote to be included in the Company’s proxy statement with respect to an annual meeting of stockholders; and

•
Authorizing the Secretary of the U.S. Treasury to review certain compensation paid to the Company’s Senior Executive Officers and the next 20 most highly-compensated employees to determine whether any such payments were inconsistent with the purposes of the foregoing.

The new Section 111 set forth in ARRA provides that the Secretary of the U.S. Treasury and/or the SEC shall promulgate regulations to implement the foregoing requirements and restrictions.  In light of the amendments to Section 111 of EESA included in ARRA, the Company will continue to evaluate and amend any employment agreements, benefit plans and other arrangements, and take any other action necessary to ensure compliance with the applicable requirements.  In addition, the Company has provided for a nonbinding “say on pay” shareholder vote on the Company’s executive pay policies and procedures for the Annual Meeting.  See Proposal 4.

Post-Employment Payments

Pension Plan.  The Bank participated in a multiple-employer noncontributory tax-qualified defined benefit plan (the “Retirement Plan”) for eligible employees until July 1, 2008.  Effective July 1, 2008 the Bank’s Retirement Plan was frozen, eliminating all future benefit accruals.  The Bank continuously monitors the benefits offered to its employees and following an analysis of benefit preferences, costs, and priorities, the Bank determined to suspend future benefit accruals under the Retirement Plan.

401(k) and Stock Ownership Plan. The Bank has established 401(k) and Stock Ownership Plan (the “KSOP”) for eligible employees which now provides for employee contributions and discretionary contributions by the Bank.  The KSOP is a tax-qualified plan subject to the requirements of ERISA and the Internal Revenue Code.  Employees with 60 days of eligibility employment with the Bank during which they worked and who have attained age 21 are eligible to participate.

Contributions by the Company to the KSOP, if any, are allocated to eligible participants in an amount that is proportional to the amount of compensation recognized by the KSOP in the year of allocation for each participant with such compensation being recognized by the KSOP up to annual amounts specified by the Internal Revenue Service each year.  All shares were allocated as of year end December 31, 2007.  No subsequent contributions by the Company have been made.

The Bank’s contributions to the KSOP will not be fixed, so benefits payable under the KSOP cannot be estimated.  The trustee of the KSOP, subject to its fiduciary duty, must vote all allocated shares held in the KSOP in accordance with the instructions of the participating employees.  Under the KSOP, any allocated shares for which the trustee does not receive voting instructions will be voted in a manner calculated to most accurately reflect the instructions the trustee has received from participants regarding the allocated stock as long as such vote is in accordance with the provisions of ERISA.

Nonqualified Deferred Compensation Plan.  The purpose of the SERP is to provide certain executive employees with additional income for retirement and other personal financial goals.  The SERP is an unfunded, nonqualified deferred compensation plan that provides for discretionary contributions by the Company and also offers eligible executives the opportunity to defer the receipt of a portion of their compensation in a manner that defers taxation of such income.  Amounts credited as NEO deferrals or Company contributions are 100% vested in the participant at all times and are credited with interest income each January 1.  Distributions may be made, in lump sum or installments over a period selected by the participant, upon a participant’s separation from service, attainment of age 65, permanent disability, or death.  The Company amended and restated the SERP in December 2008 to comply with the final regulations issued under Section 409A.

PROPOSAL 2 RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of McGladrey & Pullen, LLP to continue as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, subject to ratification of such appointment by the Company’s shareholders.

Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting.  They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE BYLAWS OF THE COMPANY TO INCREASE THE SIZE OF THE BOARD OF DIRECTORS TO EIGHT DIRECTORS

As described further below, the Company is seeking stockholder approval to amend the Bylaws of the Company to increase the size of the Board of Directors from its current size of seven directors to eight directors. Article VI, Section 1 of the Company’s Articles of Incorporation provides that the initial number of directors of the Company was six directors and authorizes the Board of Directors to increase (or decrease) by thirty percent (30%) or less the number of directors of without stockholder approval.  The Articles of Incorporation require the affirmative vote of at least 80% of the votes entitled to be cast by the holders of all of the issued and outstanding shares of common stock in order to increase the number of directors last approved by the stockholders by more than thirty percent (30%).  Since the Board of Directors has previously amended the Bylaws to increase the number of directors of the Board from six directors to its current size of seven directors, such stockholder approval is required to increase the size of the Board to eight directors.

The Company believes that this amendment to the Bylaws will provide the Board of Directors with the flexibility it needs to attract additional candidates for the Board of Directors in a timely manner.  If at least 80% of the votes entitled to be cast by the holders of all of the issued and outstanding shares of common stock approve the amendment to the Bylaws to increase the size of the Board to eight members, the Board of Directors will only effect such amendment if and when a new director is to be appointed to the Board.

Article IV of the Bylaws of the Company currently contains the following provision:

“Section 1. Responsibilities; Number of Directors.  The business and affairs of the Corporation shall be under the direction of the Board. The Board shall consist of seven (7) directors. No more than two (2) shall be Officers or employees of the Corporation or its subsidiaries.”

If the amendment to the Bylaws is approved by the requisite number of votes, when adopted by the Board of Directors, the new bylaw provision will read as follows:

“Section 1. Responsibilities; Number of Directors. The business and affairs of the Corporation shall be under the direction of the Board. The Board shall consist of eight (8) directors. No more than two (2) shall be Officers or employees of the Corporation or its subsidiaries.”

The Board of Directors unanimously recommends a vote “FOR” approval of an amendment to the Bylaws of the Company to increase the size of the Board of Directors to eight directors.

PROPOSAL 4

ADVISORY PROPOSAL ON THE COMPANY’S PAY POLICIES AND PROCEDURES

The Board of Directors believes that the Company’s compensation policies and procedures are strongly aligned with the long-term interests of shareholders. The Board of Directors also believes that both the Company and shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue.  As discussed above under “Executive Compensation—Troubled Asset Relief Program—Capital Purchase Program Matters,” ARRA requires the Company to permit a nonbinding shareholder vote to approve the compensation of the Named Executive Officers as disclosed in this proxy statement under “Executive Compensation.” Thus, the Board of Directors has included this proposal seeking shareholder approval of the Company’s executive compensation practices.

This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program through the following resolution:

“Resolved, that the shareholders approve the overall executive pay policies and procedures employed by the Company, as set forth in the Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT contained in the Company's Proxy Statement for its 2010 Annual Meeting.”

Because your vote is advisory, it will not be binding upon the Board. However, the Personnel and Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends a vote “FOR” approval of this resolution.

Director Compensation

Fee Arrangements.  Currently, non-employee directors receive monthly fees of $550, an additional director’s fee of $425 for each monthly meeting attended and $200 for each Audit committee meeting attended and $150 for all other committees’ meeting attended.  Non-employee directors who serve as Audit Committee Chair receive $300 for committee meetings and $300 cash retainer per month.  All other board committee chairpersons receive $175 for each committee meeting attended.  The Company paid Board and Committee fees totaling $70,745 to its directors for the fiscal year ended December 31, 2009.

Equity Compensation Plans.  Directors of the Company are eligible to receive grants of options or restricted stock pursuant to the Company’s equity compensation plans.  All options are granted with an exercise price per share equal to the fair market value of a share of Common Stock on the date of the option grant.  On May 5, 2009, each director received a grant of 600 shares of restricted stock which will vest on May 5, 2010.

The following table sets forth information regarding compensation earned by the non-employee directors of the Company during the last fiscal year.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Paul F. Bognanno	12,850	7,410	20,260
Randall L. Minear	13,800	7,410	21,210
Melvin R. Schroeder	15,275	7,410	22,685
Robert H. Singer, Jr.	14,420	7,410	21,830
Mark M. Thompson	17,125	7,410	24,535

(1)	Includes retainer payments, meeting fees, and committee and/or chairmanship fees earned during the fiscal year, whether such fees were paid currently or deferred.

(2)
This column shows the grant date fair value of awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718) for 2008 and 2009.  For more information concerning the assumptions used for these calculations, please refer to Note __ of the Notes to the Consolidated Financial Statements included in the 2009 Annual Report to Shareholders, attached as Exhibit 13.1 to the Annual Report on Form 10-K to be filed with the SEC.

Transactions With Certain Related Persons

From time to time the Bank makes loans to its and the Company’s officers and directors, which loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

Pursuant to the Bank’s Insider Loan Policy, a majority of the disinterested members of the entire Board of Directors must approve in advance any extension of credit to any executive officer, director, or principal shareholder and their related interests if the aggregate of all extensions of credit to that insider and his or her related interests exceeds the lesser of 5% of the Bank’s capital or $500,000. The interested party may not participate in the deliberations or voting on such an extension of credit.  In addition, subject to certain limited exceptions, the Bank may lend an executive officer no more than the greater of $25,000 or 2.5% of the Bank’s capital and surplus, but in no event more than $100,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and certain officers, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC.  Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports of ownership furnished to the Company or the Bank, or written representations that no forms were necessary, the Company believes that, during the last fiscal year, all reports required pursuant to Section 16(a) for the last fiscal year were timely filed by all persons known by us to be required to file such reports with respect to our securities.

ADDITIONAL INFORMATION

Date for Submission of Shareholder Proposals

Under the proxy solicitation regulations of the SEC, if you wish to submit a proposal to be included in the Company’s Proxy Statement for the 2011 Annual Meeting, we must receive it by November ___, 2010.  SEC rules contain standards as to whether shareholder proposals are required to be included in the Proxy Statement.  Any such proposal will be subject to 17 C.F.R. 240.14a-8 of the rules and regulations promulgated by the SEC.

In addition, under the Company’s Bylaws, if you wish to nominate a director or bring other business before an annual meeting (which is not included in the proxy statement for the 2011 Annual Meeting), you must be a shareholder of record and have given timely notice in writing to the Secretary of the Company, according to the procedures set forth in the Company’s Bylaws.  If the 2011 Annual Meeting is held on a day that is within thirty (30) days preceding the anniversary of this year’s meeting, we must receive your notice at least sixty (60) days in advance of the 2011 Annual Meeting.  If the 2011 Annual Meeting is held on or after the anniversary of the 2010 Annual Meeting, we must receive your notice at least ninety (90) days in advance of the 2011 Annual Meeting.  Finally, if our 2011 Annual Meeting is held on a date which is outside the time periods set forth above, we must receive your notice by the close of business on the tenth (10th) day following the date on which notice of the 2011 Annual Meeting is first given to shareholders as provided in the Company’s Bylaws.

By Order of the Board of Directors,

/s/ Corinna R. King

Corinna R. King
Secretary

Fort Dodge, Iowa
March ___, 2010

North Central Bancshares

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 23, 2010.
Vote by Internet
• Log on to the Internet and go to
www.envisionreports.com/FFFD
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA,
US territories & Canada any time on a touch tone
telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors unanimously recommends a vote “FOR” the listed nominees and “FOR” Proposals 2 - 4.
1. Election of Directors:	For Withhold		For Withhold		For Withhold
01 - C. Thomas Chalstrom	☐ ☐	02 - Randall L. Minear	☐ ☐	03 - Thomas E. Stanberry	☐ ☐

	For	Against	Abstain		For Against Abstain
2. Ratify the appointment of McGladrey & Pullen LLP as independent auditors for the Company for the fiscal year ending December 31, 2010.	☐	☐	☐	3. Approve the amendment to the Bylaws of the Company to increase the size of the Board of Directors to eight Directors.	☐ ☐ ☐
4. Approve the advisory proposal on the Company’s overall executive pay policies and procedures.	☐	☐	☐

B Non-Voting Items
Change of Address — Please print new address below.

  C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

33A V

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Revocable Proxy — NORTH CENTRAL BANCSHARES

North Central Bancshares, Inc.
825 Central Avenue
Fort Dodge, Iowa  50501

This proxy is solicited on behalf of the Board of Directors of North Central Bancshares, Inc. for the Annual Meeting of Shareholders to be held on April 23, 2010.

The undersigned shareholder of North Central Bancshares, Inc. hereby appoints Paul F. Bognanno and Robert H. Singer, Jr., or either of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of North Central Bancshares, Inc. held of record by the undersigned on March __, 2010, at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on April 23, 2010 at 10:00 a.m., Central Time, at the Country Inn & Suites, located at 3259 5th Avenue, Fort Dodge, Iowa 50501, or at any adjournment or postponement thereof.  The undersigned hereby revokes all prior proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is given, this Proxy will be voted FOR the election of nominees listed in Item 1 and FOR Proposals 2 - 4.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.  As of the date of the Proxy Statement for the Annual Meeting, the Board of Directors is not aware of any such other business.

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT
PROMPTLY IN THE ENCLOSED ENVELOPE.